FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP. REPORTS STRONG INCREASES IN SECOND QUARTER NET INCOME AND LOAN GROWTH

NAPLES, Fla. July 24 - TIB Financial Corp. (Nasdaq: TIBB), parent of TIB Bank, a leading community bank serving the greater Naples-Fort Myers area, South Miami-Dade County and the Florida Keys, today reported second quarter net income and earnings per share of $2.50 million and $0.42 per diluted share compared to $2.18 million and $0.37 in the prior year reflecting increases of 14%. Net income from continuing operations increased to $2.33 million and $0.39 per diluted share compared to $2.00 million and $0.34 in the prior year, reflecting increases of 17% and 15% respectively.

For the first six months of 2006, net income increased more than 30% to $4.86 million and more than 28% to $0.82 per diluted share from the $3.73 million and $0.64 reported during the first half of 2005. Net income from continuing operations was $4.69 million, an increase of over 40% from the $3.35 million reported for the same period a year ago. On a per diluted share basis, earnings from continuing operations were $0.79 for the first six months of 2006, up 39% over $0.57 for the same period in 2005. Further comparisons made herein are presented on a continuing operations basis and do not include discontinued operations related to the December 2005 sale of the merchant bankcard processing business segment.

TIB Financial also reported total assets of $1.23 billion as of June 30, 2006, representing 14% asset growth since December 31, 2005 and 22% growth from $1.01 billion as of June 30, 2005. Total loans increased 14% and 30% to $1.00 billion at June 30, 2006 compared with $882.4 million at December 31, 2005 and $773.8 million a year ago, respectively. Total deposits increased to $1.02 billion as of June 30, 2006, compared to $920.4 million as of December 31, 2005 and $870.2 million as of June 30, 2005, increases of 11% and 17%, respectively.

“Clearly, higher interest rates are having an impact on economic development and real estate activity in our markets. This has further elevated the intensity of competition for quality loans and lower-cost core deposits, although at the same time there is still ongoing disruption from recent acquisitions of local banks. So the current environment is presenting a variety of challenges and opportunities for TIB Financial,” said Edward V. Lett, chief executive officer and president. “We see good continuing growth opportunities in our market areas arising out of our unique primary strategic focus as a middle-market commercial lender.”

“We build lasting relationships with local customers whose businesses comprise the infrastructure of the year-round economy, such as physicians, the building trades, law firms, architects, title companies, retail and service companies, municipalities - all representing a vibrant core market with solid growth opportunities for TIB,” said Lett.

“We expect our growth rates may moderate in step with the local economy. Our principal focus continues to be the generation of quality assets, above-average profitability and sustainable growth, while at the same time investing to support future core market opportunities and improvements in service delivery and operating efficiency,” said Lett. “We believe we can successfully achieve these dual objectives as we move through the balance of the year.”

The increase in net income from continuing operations for the second quarter of 2006 over the same period a year ago resulted primarily from a 24% increase in net interest income to $11.9 million in the current quarter compared to $9.64 million a year ago. The tax equivalent net interest margin of 4.30% for the three months ended June 30, 2006 contracted in comparison with the 4.45% and 4.40% net interest margins reported during the first quarter of 2006 and second quarter of 2005, respectively. The decline in our net interest margin reflects challenging competitive and interest rate environments consistent with industry-wide trends.

Non-interest income, which includes service charges, real estate fees and other operating income, totaled $1.54 million for the second quarter of 2006, representing a 15% decrease from the second quarter of 2005. This decrease is primarily attributable to a lower volume of residential real estate sales in our local markets resulting in a lower volume of mortgage loans originated and sold. Additionally, during the second quarter of 2005, non-interest income included a gain of approximately $267,000 related to the sale of a parcel of land.

The Company continues its investment in growth and expansion balanced by cost containment which resulted in non-interest expense for the second quarter of 2006 of $8.8 million, an increase of 15% compared to $7.6 million for the second quarter of 2005. This increase reflects our continued investment in the people, systems and facilities which contribute to the momentum of our asset and revenue growth. The increase in non-interest expense is primarily attributable to a 13% increase in personnel costs coupled with a 21% increase in other expenses, most significantly, additional costs in collection and recovery efforts associated with maintaining the low loss ratios we have experienced in our indirect loan portfolio as compared to industry ratios. The higher personnel costs include approximately $128,000, or $0.02 per diluted share, of stock-based compensation expense recorded subsequent to the adoption of SFAS No. 123(R) on January 1, 2006.

Two major factors contributed to TIB Financial Corp.’s higher effective income tax rate of 38% for the quarter ended June 30, 2006 as compared to 36% for the second quarter of 2005. The primary factor is the higher overall level of pre-tax income from continuing operations resulting in a higher statutory tax rate. In addition, the lower proportion of tax free interest income to pre-tax income results in the provision for income taxes approaching statutory rates.

Credit quality remained solid during the second quarter of 2006. As of June 30, 2006, the allowance for loan losses totaled $8.4 million, or 0.84% of total loans and 884% of non-performing loans. These figures compare with 0.91% and 1,455%, respectively, as of June 30, 2005. Annualized net charge-offs represented 0.16% of average loans for the quarter ended June 30, 2006, and 0.14% for the quarter ended June 30, 2005. The provision for loan losses increased by 35% as compared to the second quarter of 2005 and 77% compared to the first quarter of 2006. The increase from the prior year second quarter is due principally to the growth and change in composition of the loan portfolio. The increase from the first quarter of 2006 was due to growth of loans, increased quantitative economic risk factors employed in estimating the allowance and a higher level of charge-off activity for indirect loans.

During the second quarter of 2006, the Board of Directors of TIB Financial Corp. declared a quarterly cash dividend of $0.1175 per share on its common stock. The cash dividend was paid on July 10, 2006 to all TIB Financial Corp. common shareholders of record as of June 30, 2006. This dividend, when annualized, represents $0.47 per share.

About TIB Financial Corp.

Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with approximately $1.2 billion in total assets and 16 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs and Fort Myers. The Company’s stock is traded on The NASDAQ Stock Market under the symbol TIBB.

TIB Financial Corp., through its wholly-owned subsidiary, TIB Bank, serves the personal and commercial banking needs of local residents and businesses in their market areas. The Bank’s experienced bankers are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank, visit www.tibbank.com.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com. For more information, contact Edward V. Lett, Chief Executive Officer and President at (239)263-3344, or David P. Johnson, Executive Vice President and Chief Financial Officer, at (305)453-7710.

#   #   #   #   #

Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB Financial Corp. and Subsidiaries
Unaudited Consolidated Statements of Income

	For the Quarter Ended
(in thousands, except per share data)	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Interest and dividend income	$20,822	$18,879	$17,360	$15,503	$14,225
Interest expense	8,873	7,397	6,574	5,409	4,589
Net interest income	11,949	11,482	10,786	10,094	9,636

Provision for loan losses	982	554	649	448	730

Non-interest income:
Service charges on deposit accounts	576	556	584	601	567
Investment securities gains, net	-	-	-	1	-
Fees on mortgage loans sold	357	425	345	461	582
Other income	611	469	460	491	668
Total non-interest income	1,544	1,450	1,389	1,554	1,817

Non-interest expense:
Salaries & employee benefits	4,909	4,948	4,725	4,529	4,335
Net occupancy expense	1,503	1,482	1,507	1,380	1,344
Other expense	2,342	2,143	2,349	2,282	1,929
Total non-interest expense	8,754	8,573	8,581	8,191	7,608

Income before income tax expense	3,757	3,805	2,945	3,009	3,115

Income tax expense	1,428	1,442	1,047	1,060	1,118

Income from continuing operations	2,329	2,363	1,898	1,949	1,997
Income from discontinued operations, net of tax	167	-	4,141	105	187

NET INCOME	$2,496	$2,363	$6,039	$2,054	$2,184

BASIC EARNINGS PER SHARE:
Continuing operations	$0.40	$0.41	$0.33	$0.34	$0.35
Discontinued operations	0.03	-	0.72	0.02	0.03
Basic earnings per share	$0.43	$0.41	$1.05	$0.36	$0.38

DILUTED EARNINGS PER SHARE:
Continuing operations	$0.39	$0.40	$0.32	$0.33	$0.34
Discontinued operations	0.03	-	0.70	0.02	0.03
Diluted earnings per share	$0.42	$0.40	$1.02	$0.35	$0.37

Selected Financial Data  (In thousands, except per share data)

Selected Ratios and Statistics	As Of or For the Quarter Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Real estate mortgage loans:
Commercial	$491,258	$467,011	$451,969	$428,314	$411,504
Residential	82,591	76,809	76,003	73,474	75,540
Farmland	22,418	7,005	4,660	3,991	4,550
Construction and vacant land	171,000	155,939	125,207	106,015	85,134
Commercial and agricultural loans	82,127	81,871	80,055	74,202	62,864
Indirect auto dealer loans	126,469	120,648	118,018	113,639	108,178
Home equity loans	17,771	17,034	17,232	17,220	16,056
Other consumer loans	9,147	9,124	9,228	9,428	10,022
Total loans	$1,002,781	$935,441	$882,372	$826,283	$773,848

Gross loans	$1,004,307	$937,092	$884,024	$828,081	$775,759

Net loan charge-offs	$399	$257	$256	$308	$258
Allowance for loan losses	$8,426	$7,843	$7,546	$7,153	$7,013
Allowance for loan losses/total loans	0.84%	0.84%	0.86%	0.87%	0.91%
Non-performing loans	$953	$1,374	$956	$532	$482
Allowance for loan losses/non-performing loans	884.16%	570.82%	789.33%	1,344.55%	1,454.98%
Non performing loans/gross loans	0.09%	0.15%	0.11%	0.06%	0.06%
Annualized net charge-offs/average loans	0.16%	0.11%	0.12%	0.15%	0.14%

Total interest-earning assets	$1,151,563	$1,102,274	$1,000,072	$984,994	$941,373
Other real estate owned	$-	$-	$190	$190	$190
Intangibles, net of accumulated amortization	$956	$1,028	$1,100	$1,172	$1,247

Interest bearing deposits:
NOW accounts	$140,131	$140,669	$104,641	$88,570	$85,479
Money market	172,328	182,951	167,072	164,007	179,815
Savings deposits	52,637	48,649	47,091	47,638	49,884
Time deposits	477,921	451,717	431,804	446,309	341,703
Non-interest bearing deposits	176,271	209,040	169,816	166,821	213,328
Total deposits	$1,019,288	$1,033,026	$920,424	$913,345	$870,209

Tax equivalent net interest margin	4.30%	4.45%	4.37%	4.37%	4.40%
Return on average assets*	0.83%	0.85%	2.28%	0.82%	0.91%
Return on average equity*	12.52%	12.18%	32.90%	11.45%	12.62%
Non-interest expense/tax equivalent net interest income and non-interest income	64.44%	65.86%	70.01%	69.84%	65.98%

Average diluted shares	5,930,034	5,919,517	5,929,496	5,914,540	5,885,595
End of quarter shares outstanding	5,841,420	5,834,038	5,792,598	5,761,746	5,712,264
Total equity	$80,526	$79,677	$77,524	$72,011	$70,740
Book value per common share	$13.79	$13.66	$13.38	$12.50	$12.38
Total assets	$1,232,022	$1,186,838	$1,076,070	$1,053,894	$1,012,885

_________ * Calculation includes discontinued operations when applicable.

Quarterly average balances and yields (Dollars in thousands)

	Quarter Ended June 30, 2006			Quarter Ended June 30, 2005
	Average Balances	Interest**	Yield**	Average Balances	Interest**	Yield**

Loans	$970,639	$19,013	7.86%	$745,462	$12,934	6.96%
Investments	129,658	1,629	5.04%	84,148	948	4.52%
Interest bearing deposits	543	7	5.17%	295	2	2.72%
Federal Home Loan Bank stock	3,907	54	5.54%	2,782	31	4.47%
Fed funds sold	17,334	210	4.86%	53,013	389	2.94%
Total interest earning assets	1,122,081	20,913	7.48%	885,700	14,304	6.48%
Non-interest earning assets	79,528			73,989
Total assets	$1,201,609			$959,689

Interest bearing liabilities:
NOW	$145,203	$952	2.63%	$93,953	$207	0.88%
Money market	173,289	1,498	3.47%	175,426	927	2.12%
Savings	51,247	91	0.71%	49,604	63	0.51%
Time	470,429	5,223	4.45%	322,523	2,699	3.36%
Total interest-bearing deposits	840,168	7,764	3.71%	641,506	3,896	2.44%

Short-term borrowings and FHLB advances	59,851	662	4.44%	41,042	303	2.96%
Long-term borrowings	18,756	447	9.56%	17,000	391	9.23%
Total interest bearing liabilities	918,775	8,873	3.87%	699,548	4,590	2.63%
Non-interest bearing deposits	187,523			178,936
Other liabilities	15,369			11,770
Shareholders’ equity	79,942			69,435
Total liabilities and shareholders’ equity	$1,201,609			$959,689

Net interest income and spread		$12,040	3.61%		$9,714	3.85%

Net interest margin			4.30%			4.40%

__________ ** Presented on a fully tax equivalent basis.

Year to date average balances and yields (Dollars in thousands)

	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005
	Average Balances	Interest**	Yield**	Average Balances	Interest**	Yield**

Loans	$942,339	$36,342	7.78%	$716,103	$24,246	6.83%
Investments	119,540	2,928	4.94%	80,943	1,823	4.54%
Interest bearing deposits	470	11	4.72%	463	6	2.61%
Federal Home Loan Bank stock	3,277	90	5.54%	2,669	58	4.38%
Fed funds sold	22,204	506	4.60%	43,732	598	2.76%
Total interest earning assets	1,087,830	39,877	7.39%	843,910	26,731	6.39%
Non-interest earning assets	78,154			73,883
Total assets	$1,165,984			$917,793

Interest bearing liabilities:
NOW	$139,833	$1,687	2.43%	$92,846	$385	0.84%
Money market	170,410	2,760	3.27%	167,087	1,560	1.88%
Savings	50,270	166	0.67%	48,079	115	0.48%
Time	456,887	9,775	4.31%	303,483	4,937	3.28%
Total interest-bearing deposits	817,400	14,388	3.55%	611,495	6,997	2.31%

Short-term borrowings and FHLB advances	49,195	1,028	4.21%	40,431	551	2.75%
Long-term borrowings	17,883	854	9.63%	17,104	774	9.13%
Total interest bearing liabilities	884,478	16,270	3.71%	669,030	8,322	2.51%
Non-interest bearing deposits	185,213			168,787
Other liabilities	16,965			11,166
Shareholders’ equity	79,328			68,810
Total liabilities and shareholders’ equity	$1,165,984			$917,793

Net interest income and spread		$23,607	3.68%		$18,409	3.88%

Net interest margin			4.38%			4.40%

_________ ** Presented on a fully tax equivalent basis.